LEASE

     This LEASE made as of this 3rd day of February, 1998, between FIRST INDUSTRIAL HARRISBURG, L.P., a Delaware limited partnership (the
"Landlord"), and  SED INTERNATIONAL, INC., a Delaware corporation (the
"Tenant").

                           B A C K G R O U N D

     The Premises (hereinafter defined) is a portion of certain property (the "Property") located in Middletown, Lower Swatara Township, Dauphin County, Pennsylvania. The Property currently consists of the land, buildings and improvements depicted on the site plan attached to this Lease as Exhibit "Site Plan," and is more particularly described on Exhibit "Legal Description". Tenant desires to lease that portion of the Property consisting of 103,217 square feet of Building 1 ("Building 1") on the Property, as more particularly shown on Exhibit "Premises" (the "Premises").

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

                                ARTICLE I

Term/Demise

          0.1. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions of this Lease, for a term (the "Term") commencing on the Commencement Date (hereinafter defined) and expiring on the last day of the sixty-first
     (61st) calendar month following the Commencement Date, together with the non-exclusive right to use only for their intended purposes the roads, sidewalks, driveways, parking areas and landscaped areas intended for the common use of the tenants of the Property and others to whom Landlord has granted or may grant (subject to the provisions of Section 27.1) such rights (the "Common Areas"), except that Tenant shall not have any right to use the cross-hatched area shown on Exhibit "Site Plan".

          0.2. Landlord shall prepare the Premises for Tenant's initial occupancy in accordance with the plans and specifications for the Premises, which plans and specifications are attached hereto as Exhibit "Specifications" (the "Specifications"). Landlord reserves the right, however; (a) to make substitutions of material of equivalent grade and quality when and if specified material shall not be readily and reasonably available, and (b) to make reasonable changes necessitated by conditions met in the course of construction which changes shall not substantially deviate from the intended results of the Specifications. The Premises shall be deemed to be substantially completed on the later of (i) the date when the Township of Lower Swatara, Pennsylvania issues a certificate of occupancy for the Premises and (ii) the date that all of the Premises heating, ventilating, air-conditioning, plumbing, lighting, life safety, mechanical and electrical systems are operational (the "Substantial

     Completion Date"). Landlord shall give Tenant notice of the Substantial Completion Date.

     The Term shall commence and Rent (as hereinafter defined) shall begin to accrue on the Commencement Date (the "Commencement Date") which shall be the earlier of (i) two (2) days after the date of Substantial Completion or
(ii) the date Tenant takes possession of any portion of the Premises. Landlord shall confirm the Commencement Date to Tenant in writing.

     Within ten (10) days after the Commencement Date, Landlord and Tenant, and their respective construction representatives, shall inspect the Premises and shall prepare a punchlist of work required under Section this
1.2 not then actually completed by Landlord (the "Punchlist Inspection"). Landlord agrees that Landlord shall complete with commercially reasonable speed and diligence the items specified on such punchlist. Provided that Tenant notifies Landlord within sixty (60) days after the Commencement Date of latent defects in work required under this Section 1.2 which could not have been reasonably discovered at the time of the Punchlist Inspection, Landlord shall correct with commercially reasonable speed and diligence any such latent defects of which Landlord is notified within sixty (60) days after the Commencement Date.

          0.3. Tenant and its agent shall have the right to enter and perform work at the Premises prior to the Commencement Date in order to prepare the Premises for occupancy, provided that Tenant shall not interfere with Landlord's work at the Premises. Any such early entry by Tenant shall be subject to the provisions of this Lease, except that such early entry shall not (i) constitute taking possession of the Premises by Tenant nor (ii) accelerate the Commencement Date or require the payment by Tenant of rent or any other amounts payable by Tenant hereunder.

          0.4. Landlord presently estimates that the date of Substantial Completion will be March 1, 1998 (the "Scheduled Commencement Date"). If the Premises are not substantially completed by the Scheduled Commencement Date because of delays due to governmental regulation, Tenant Delay (hereinafter defined), unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or any other causes whether or not within Landlord's reasonable control, Landlord shall not be subject to any liability to Tenant. Except as hereinafter provided in this Section 1.4 or Section 1.5, no such failure to complete the Premises by the Scheduled Commencement Date shall in any respect affect the validity of this Lease or any obligation of the Tenant hereunder. If the delay did not result from a Tenant Delay, the Rent reserved and covenanted to be paid herein shall not commence (which, except as hereinafter provided in this Section 1.4, shall be Tenant's sole and exclusive remedy for such delay) until the Substantial Completion Date of the Premises. In the event of any Tenant Delay, Tenant acknowledges that the Commencement Date of the Term and Tenant's obligation to pay Rent due hereunder shall begin on such date as the Commencement Date would have occurred but for such Tenant Delay. As used in this Lease, the term "Tenant Delay" shall mean any delays resulting in changes in the work to be performed by Landlord which are required by Tenant or any delays resulting from any activity or the performance of any work in or about the Premises by Tenant or any of its employees, agents or contractors.

          0.5. If the Premises are not substantially completed by May 15, 1998 (which date shall be extended by the length of any delays in completion of the Premises attributable to governmental regulation, Tenant Delays, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty, or any other causes not within Landlord's reasonable control), Tenant shall have the right to terminate this Lease by providing written notice of such termination to Landlord at any time prior to substantial completion of the Premises, in which event neither party shall have any further obligation hereunder.


                               ARTICLE II

Use

          0.6. Tenant shall use the Premises only for warehousing and distributing Tenant's products that are not Hazardous Materials (hereinafter defined), with appurtenant offices and sales personnel offices and for the assembly of computers, and for no other purposes.


                               ARTICLE III

Rent

          0.7. Tenant agrees to pay to Landlord, promptly when due, without notice or demand and without deduction or setoff of any amount for any reason whatsoever, except as provided in Section 20.7, as basic rent for the Premises ("Basic Rent") during the Term the total amount of $2,032,342.60 for the Term in monthly installments as set forth on Exhibit "Basic Rent" attached hereto and hereby made a part hereof.

          0.8. Basic Rent is payable in monthly installments as set forth on Exhibit "Basic Rent" in advance, on or before the first day of each calendar month during the Term. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be obligated to pay Basic Rent for the first (1st) calendar month of the Term.

          0.9. All amounts payable by Tenant to Landlord under the terms of this Lease shall be paid to Landlord at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, or to such other entity or place as Landlord may from time to time designate by written notice to Tenant.

          0.10. All amounts payable by Tenant pursuant to this Lease other than Basic Rent are additional rent ("Additional Rent") (Basic Rent and Additional Rent collectively being referred to as "Rent"), and Landlord shall have the same rights and remedies for nonpayment of Additional Rent as Landlord has for nonpayment of Basic Rent.


                               ARTICLE IV

                            Taxes; Utilities

          0.11. Throughout the Term, Tenant shall pay to Landlord Tenant's Tax Proportionate Share of all Taxes (as those terms are defined below). Tenant shall pay to Landlord, at the time when the monthly installment of Basic Rent is payable, an amount equal to one-twelfth (1/12th) of Tenant's Tax Proportionate Share of the estimated annual Taxes for each Tax Year during the Term as reasonably estimated by Landlord. Upon Tenant's request, Landlord shall provide to Tenant copies of the tax assessor's bills upon which Tenant's Tax Proportionate Share is based and Landlord's calculation setting forth in reasonable detail the manner in which Tenant's Tax Proportionate Share was estimated. Tenant shall also pay to Landlord, within ten
     (10) days after receipt of Landlord's notice (which notice shall include copies of the tax assessors' bills on which Tenant's Tax Proportionate Share were based and shall set forth in reasonable detail the manner in which Tenant's Tax Proportionate Share was calculated), the amount, if any, by which Tenant's Tax Proportionate Share of the Taxes becoming due exceeds the monthly payments on account thereof previously made by Tenant to Landlord pursuant to the preceding sentence. Any overpayment of Taxes shall be credited against the next installments of Taxes due hereunder or, upon the expiration of the Term, repaid to Tenant (net of any sums due to Landlord under this Lease) upon the later of (a) within thirty (30) days after expiration or earlier termination of the Term or (b) at the time such excess is refunded by any mortgagee escrowing Taxes to Landlord, but in no event later than sixty (60) days after the expiration or earlier termination of the Term. The amounts paid by Tenant pursuant to this Section 4.1 shall be used to pay the Taxes, but such amounts shall not be deemed to be trust funds and no interest shall be payable thereon. Taxes payable for the Tax Years in which the Term begins and ends shall be prorated to correspond to that portion of such Tax Years occurring within the Term (calculated on the basis of 365 day Tax Years). Provided that Tenant pays Tenant's Tax Proportionate Share when due under the terms of this Lease, Tenant shall not in any event be liable for the payment of any interest or penalties on Taxes.

     As used in this Lease, the term "Taxes" means all taxes, liens, charges, imposts and burdens, general and special assessments of every kind and nature, ordinary and extraordinary, assessed or imposed by any governmental authority on or with respect to the Premises or the Lot 2 Property (herein defined), or both, which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operating of the Premises or the Lot 2 Property, or both, including any such Taxes which are levied or assessed in lieu of all or any part of Taxes or an increase in Taxes as provided in Section 4.2. Notwithstanding any contrary provision contained herein, Taxes shall not include increases that result from the sale or other transfer of the Premises, Building 1, the Property, or any portion of or any interest in any of the foregoing, or of any interest in Landlord.

     As used in this Lease, the term "Lot 2 Property" shall mean Tax Parcel 36-013-139, and all buildings and other improvements now or hereafter constructed thereon, consisting of approximately 68.73 acres shown as Lot 2 on Exhibit "Site Plan."

     As used in this Lease, the term "Tax Year" shall mean each calendar year, or such other period of twelve (12) months as hereafter may be duly adopted by any applicable governmental or quasi-governmental body or authority or special service district imposing Taxes on the Property or Premises, or both, as its fiscal year for purposes of Taxes, occurring during the Term.

     As used in this Lease, the term "Tenant's Tax Proportionate Share" means the ratio that the number of rentable square feet in the Premises bears to the number of rentable square feet of building space on the Lot 2 Property, as such number may change from time to time.

          0.12. Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits, corporate capital stock, or franchise tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Taxes or an increase in any Taxes. If under the requirements of any state or local laws with respect to such new method of taxation, Tenant is prohibited from paying such new tax which is in lieu of all or any part of any Taxes or any increase in Taxes, Landlord may, at its election, terminate this Lease and require that Tenant enter into a new lease for the balance of the Term, upon all of the same terms and conditions as this Lease, but which provides for a net rent to Landlord after the imposition of such tax, which is equal to the Rent payable hereunder, or Landlord may elect to amend this Lease to achieve the same economic result.

          0.13. Notwithstanding the foregoing provisions of this Article IV, Landlord from time to time during the Term may elect to waive the requirement for payment of monthly installments on account of Taxes and, in such case, Tenant shall pay the full amount of Tenant's Tax Proportionate Share of unpaid Taxes for the then-current Tax Year within fifteen (15) days after Tenant receives any bill for Taxes from Landlord which, notwithstanding the foregoing, may be sent to Tenant at any time and from time to time for any Tax Year. Such election by Landlord shall not preclude Landlord from thereafter requiring Tenant to commence paying monthly installments on account of Taxes as set forth above in this Article IV.

          0.14. Tenant shall, prior to any late payment or delinquency dates, pay all charges for any utility services at the Premises which are separately metered or submetered, including, without limitation, any of the following which are metered or submetered: water, sewer, electricity, gas, fuel, heat and telephone. Utilities provided to Tenant in common with other tenants of Building 1 shall be included in Operating Expenses. Landlord is not required to furnish to Tenant any of the foregoing or other facilities or services of any kind whatsoever. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations under this Lease, to stop service of the HVAC, electric, sanitary, elevator (if any), or other systems serving the Premises, or to stop any other services required by Landlord under this

     Lease, whenever and for so long as may be necessary by reason of (a) accidents, emergencies, strikes, or the making of repairs or changes which Landlord in good faith deems necessary or (b) any other cause beyond Landlord's reasonable control. Further, it is also understood and agreed that Landlord shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent.

                                   1.
                                ARTICLE V

                        Insurance and Restoration

          1.1. Landlord shall maintain and keep in effect or cause to be maintained and kept in effect such insurance as it deems commercially reasonable, including, without limitation, (a) insurance against loss or damage to the Premises or other buildings and improvements on the Property owned by Landlord by fire and such other casualties as may be included within fire and extended coverage insurance, in an amount equal to the full replacement costs of such buildings and improvements, (b) rent insurance against loss of Rent paid by Tenant due to loss or damage to the buildings on the Property owned by Landlord by fire and such other casualties as may be included within fire and extended coverage insurance, (c) commercial general liability insurance against claims for bodily injury, death and property damage in and about the Property owned by Landlord, and (d) commercial general liability insurance against claims for bodily injury, death and property damage in and about the Common Areas.

          1.2. Throughout the Term, Tenant shall pay to Landlord as Additional Rent and as part of Tenant's Proportionate Share of Operating Expenses payable under Article X, Tenant's Operating Expense Proportionate Share of all premiums to be paid by Landlord for all insurance maintained by Landlord pursuant to Section 5.1.

          1.3. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect the following insurance coverages throughout the
     Term:

               (a) insurance against liability for bodily injury (including death) and property damage in or about the Property under a policy of commercial general liability insurance and umbrella liability (if necessary), on an occurrence basis (and including, without limitation, contractual liability coverage for liabilities assumed by Tenant under this Lease) and with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $5,000,000, combined single limit each occurrence;

               (b) business automobile liability insurance including owned, hired and non-owned automobiles, on an occurrence basis and with such limits as may be reasonably required by Landlord from time to time, but not less than $5,000,000 combined single limit;

               (c) causes of loss-special form insurance upon Tenant's personal property, fixtures and leasehold improvements and items stored on the Premises by Tenant for the full replacement costs thereof (subject, however, to the deductible permitted under Section 5.4);

               (d) workers' compensation insurance in statutorily required amounts and employers liability (with umbrella liability if necessary), with such limits as may be reasonably required by Landlord from time to time, but not less than $1,000,000 each accident/disease
     - policy limit/disease - each employee; and

               (e) at any time that the Premises shall be used to for the storage of property of persons other than Tenant, warehouseman's legal liability insurance (with umbrella liability, if necessary) in an amount equal to the greater of $1,000,000 or the full replacement value of property of others in the care, custody, and control of Tenant in, on, or about the Premises;

               (f) loss-of-income insurance in an amount sufficient to assure that Landlord shall recover the loss of Rent due and owing under this Lease for a period of at least twelve (12) consecutive months; and

               (g) such other policies as are (a) reasonably required by Landlord or any mortgagee and that is of a type then generally required o similar tenants leasing comparable space in projects similar to the Property, or (b) required by insurers by reason of Tenant's specific use of or activities at the Premises.

          1.4. The policies of insurance required pursuant to Section 5.3 shall name Landlord, and Landlord's mortgagees as additional insured parties, as their interests may appear. Each policy of insurance required by Section 5.3 shall provide that it shall not be canceled without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in any endorsement thereto; shall contain the insurer's waiver of subrogation against Landlord; shall be issued by an insurer licensed to do business in Pennsylvania and reasonably acceptable to Landlord and Landlord's mortgagee; and shall be in a form reasonably satisfactory to Landlord. Each policy shall provide that no act or omission of Tenant shall affect the obligation of the insurer to pay the full amount of any loss sustained. The total amount of any deductible under any policy of insurance which Tenant is required to maintain pursuant to Section 5.3 shall be no more than $25,000.00.

          1.5. Prior to the Commencement Date, and at least thirty (30) days prior to the expiration of each policy required under this Article, Tenant shall deliver to Landlord certificates in form reasonably acceptable to Landlord evidencing the foregoing insurance or renewal thereof, as the case may be.

          1.6. Each of the parties hereto hereby releases the other, and shall obtain a waiver of subrogation from its insurer, to the extent of the releasing party's required insurance coverage under Sections
     5.1 and 5.3 and all deductibles, from any and all liability for, or right of recovery against, any loss or damage covered by such insurance which may be inflicted upon the property of such party, or which may be claimed for bodily injury or death, even if such claim, loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees.

     In addition to the foregoing, Tenant hereby releases Landlord from all claims for loss of profits or earnings which would be covered under a policy of business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to loss of occupancy of the Premises for a period of at least one year, as a result of perils included in a standard comprehensive fire or casualty insurance policy or in a business or rent interruption insurance policy. The foregoing release shall apply even if such fire or other casualty shall have been caused by the fault or negligence of Landlord or anyone for whom Landlord is responsible, and shall apply irrespective of whether Tenant is insured for such loss.

          1.7. Tenant will not do anything which would prevent Landlord from procuring either fire insurance on the Premises or public liability insurance with respect to the Property from companies and in a form satisfactory to Landlord. If Tenant shall cause the rate for any insurance maintained by Landlord to be increased, Tenant will pay the amount of such increase as Additional Rent within ten (10) days after being billed therefor.

          1.8.

               (a) In the event of damage to or destruction of the Premises caused by fire or other casualty, Landlord shall undertake to make repairs as hereinafter provided, unless this Lease is terminated by Landlord or Tenant. In the event that such damage or destruction is due to the negligence or willful misconduct of Tenant, Tenant shall be responsible for the first costs incurred for such repairs, up to the amount of the deductible of Landlord's insurance, not to exceed $25,000.

               (b) If (a) the damage is of such nature or extent, in the opinion of Landlord's architect or contractor, that (i) more than one hundred eighty (180) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Premises which has been damaged, or (ii) such restoration or repairs require the expenditure of more than fifty percent (50%) of the full replacement cost of the Premises prior to such casualty or (b) less than two (2) years remain on the Term, and Landlord reasonably estimates that the restoration will take one hundred and twenty (120) days or more after the commencement of the work, Landlord shall so advise Tenant promptly, and either party, for a period of thirty (30) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice.

          1.9. In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of Section 5.8, and if this Lease is then in full force and effect, and after the collection of insurance proceeds attributable to such fire or other casualty, Landlord shall proceed diligently to restore the Premises to substantially the same size and configuration existing prior to the occurrence of the damage. Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant may have installed after the date of the execution of this Lease (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner reasonably satisfactory to Landlord, assures payment in full of such costs as may be incurred by Landlord in connection therewith. If there be any such alteration, fixtures or additions and Tenant does not assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to determine the manner in which the Premises shall be restored, as if such alterations, additions or fixtures had not then been made or installed. The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration of the Premises within one hundred eighty (180) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed within such period, provided that Landlord proceeds diligently with such repair and restoration. Notwithstanding anything to the contrary to the foregoing, if Landlord does not complete restoration of the Premises within the Permitted Restoration Period (hereinafter defined), then, in such event, Tenant may at any time prior to the substantial completion of such work, terminate this Lease whereupon this Lease shall become null and void as of the date of the casualty and neither party shall have any further liability or obligation under this Lease. The term "Permitted Restoration Period" means one hundred eighty (180) days after commencement of the work plus an additional period equal to the length of any delays caused by circumstances beyond the reasonable control of Landlord, not to exceed an additional sixty (60) days.

          1.10. In the case of damage to the Premises which is of a nature or extent that all or a portion of the Premises is rendered untenantable during the period of repair and restoration by Landlord, the Rent otherwise payable by Tenant pursuant to this Lease shall be abated for the period of such untenantability in such proportion as the number of rentable square feet of the Premises rendered untenantable bears to the total number of rentable square feet in the Premises.


                               ARTICLE VI

Rent Absolute and Net to Landlord

          1.11. This Lease is a net lease and Landlord shall receive, except as herein otherwise specifically provided in this Lease, all Basic Rent and all Additional Rent free from any charges, taxes, assessments, fees, impositions, expenses, or deductions of any and every kind or nature whatsoever, and, except as herein otherwise expressly provided in this Lease, free of all obligation to insure or to repair, restore, or maintain the Premises. Landlord shall not be responsible for any costs, expenses, or charges of any kind or nature respecting the Premises, except as otherwise expressly provided in this Lease. Landlord shall not be required to render any services of any kind to Tenant or to the Premises, except as otherwise expressly provided in this Lease.


                               ARTICLE VII

Signs; Alterations

          1.12. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted at any place upon the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All signs shall be maintained by Tenant in good condition during the Term, and Tenant shall remove all signs at the termination of this Lease and shall repair and restore any damage caused by the installation or removal thereof.

          1.13. Tenant may, from time to time, at its expense, make such alterations, decorations, additions, or improvements to the Premises (hereinafter collectively referred to as "Alterations") in and to the Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Premises; provided, however, that the written consent of the Landlord is first obtained. Landlord's consent to Alterations shall not be unreasonably withheld or delayed, provided that (a) the exterior of the improvements located on the Property shall not be affected; (b) the Alterations are non-structural and the structural integrity of the improvements located on the Property shall not be adversely affected;
     (c) the Alterations are to the interior of the Premises and no part of the outside of the Premises or Building 1 shall be affected; (d) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Property shall not be adversely affected and such systems shall not be overburdened by their use by Tenant; (e) the Alterations do not have any effect on other leased premises or other tenants of the Property; (f) Tenant shall have appropriate insurance coverage reasonably satisfactory to Landlord regarding the performance and installation of the Alterations; and (g) before proceeding with any Alterations, Tenant shall submit for Landlord's approval, plans and specifications for the work to be done and Tenant shall not proceed with such work until it has received such approval. If the costs of the alterations exceeds Fifty Thousand Dollars ($50,000.00), Tenant shall obtain and deliver to Landlord (if so requested) either
     (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in Pennsylvania) each in an amount equal to one hundred fifteen percent (115%) of the estimated cost of the Alterations and in form satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord.

          1.14. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for the final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and in compliance with all applicable laws and requirements of public authorities and with rules and regulations promulgated by Landlord in Landlord's reasonable discretion or any other restrictions that Landlord may, in the exercise of reasonable discretion, impose on the Alterations. Tenant shall not commence any Alterations without having first demonstrated, to Landlord's reasonable satisfaction, that all required permits and certificates have been obtained. The Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises and Building 1 established by Landlord. Alterations shall be performed by contractors first approved by Landlord (which approval shall not be unreasonably withheld or delayed), and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony, and not interfere with, Landlord and its agents and contractors (if any) or the Premises. Tenant shall, and hereby does, indemnify, defend, and hold Landlord and Agent harmless from any and all claims, damages or losses of any nature (including reasonable fees of attorneys of Landlord's choosing), suffered by Landlord, as a result of, or due to, or arising from, the performance of any Alterations by, or on behalf of, Tenant. Tenant acknowledges that any Alterations commenced or performed in violation of any provision of this Article VII shall cause Landlord irreparable injury, and Landlord shall have the right to seek to enjoin any such violations by injunction or other equitable relief. Except as otherwise agreed to in writing by Landlord and Tenant, all Alterations shall be and remain part of the Premises, and shall not be removed by Tenant, unless Landlord requires Tenant to remove them, at Tenant's sole expense, at the expiration or sooner termination of the Term by written notice given to Tenant at the time Landlord consents to such Alteration; in performing such removal, Tenant shall restore the Premises to its condition prior to such Alteration, ordinary wear and tear excepted, shall repair any damage caused by such removal, and shall otherwise comply with this Article VII.

          1.15. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises, Tenant's leasehold estate, or the Property. Tenant shall and hereby does defend, indemnify, and hold Landlord harmless from and against any and all mechanics and other liens and encumbrances filed in connection with Alterations or any other work, labor, services, or materials done for or supplied to Tenant, or any person claiming through or under Tenant including, without limitation, security interests in any materials, fixtures or articles installed in and constituting a part of the Premises and against all costs, expenses, and liabilities (including reasonable fees of attorneys of Landlord's choosing) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty
     (30) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, after ten (10) days written notice to Tenant, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 26.4 below, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises, Tenant's leasehold estate, or the Property or any part thereof.

                              ARTICLE VIII

Repairs

          1.16. Except for the items specified in Section 8.3, Tenant, at its own cost and expense, shall keep the interior of the Premises in good order and condition and will make all necessary repairs and replacements thereto, ordinary and extraordinary, foreseen and unforeseen, and will make all necessary replacements thereto when necessary. Tenant shall hire and pay for all cleaning, custodial and janitorial services required to meet its obligations hereunder. All glass, both interior and exterior, is the sole responsibility of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind (to the extent permitted by applicable building codes), size and quality.

          1.17. All repairs and replacements required of Tenant hereunder shall be promptly made with new materials of like kind and quality and shall be made subject to Tenant's compliance with Article VII.

          1.18. Landlord shall maintain in good order and repair, at Landlord's sole cost and expense, the structure and roof of the building of which the Premises is a part. In addition, Landlord shall keep in good order and repair, and replace when necessary (i) the exterior of the building of which the Premise is part, (ii) the lighting, heating, ventilating and air conditioning units, equipment and systems, and other units, equipment and systems serving the Premises and building of which the Premises is part (collectively, the "Systems") and (iii) the Common Areas; the costs of such maintenance, repair and replacement are a part of the Operating Expenses as set forth in Article X. The obligation of Landlord to maintain the items specified in this Section 8.3 does not include any maintenance, repairs or replacements due to the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees or to alterations made by Tenant all of which shall be the sole responsibility of Tenant.

          1.19. At the option of Landlord, Landlord may enter into a service contract or service contracts providing for the maintenance, repair and replacement of all or any Systems, including Systems which serve only the Premises, in which event Tenant shall not be responsible for such maintenance, repair or replacement. The cost of such contracts(s) shall be included in Operating Expenses. Such election by Landlord shall not preclude Landlord from thereafter requiring Tenant to commence its maintenance obligations hereunder should Landlord terminate such service contract(s)


                               ARTICLE IX

Regulations; Compliance with Laws

          1.20. Tenant, at all times during the Term hereof, and at its sole cost and expense, agrees:

                 (a) to take such legal action as may be necessary to bring about the cessation of any work stoppage, picketing or labor activity by Tenant's employees or against Tenant, which may interfere with the operation of or access to the Property or any work being performed or to be performed in or about the Property.

                 (b) to pay promptly and when due, all taxes, licenses, fees, assessments or other charges levied or imposed upon the business of Tenant or upon any fixtures, furnishings or equipment in, on or at the Premises; to pay Landlord any use and occupancy tax which Landlord is legally obligated to collect from Tenant;

                 (c) not to knowingly commit, permit or allow any waste, damage or nuisance to or on the Property or any portion(s) thereof, or use, permit or allow the plumbing facilities to be used for any purpose injurious to same or dispose of any garbage or any other foreign substance therein, or place a load on any floor in the Premises which would damage the floor or install, attach, operate or maintain in the Premises any heavy equipment or apparatus (except fork lifts) without the consent of Landlord, or install, operate or maintain in the Premises any electrical equipment which would overload the electrical system therein, or any part thereof, beyond its capacity for proper and safe operation as determined by Landlord;

                 (d) not to knowingly use, permit or allow the Premises to be used in any manner which would be illegal, noxious, or offensive because of the emission of noise, smoke, dust or odors or which could damage the Premises or the Property, or be a nuisance or menace to or interfere with, any other occupants or the public;

                 (e) to comply with the requirements of all suppliers of utility services to the Premises and not to suffer or permit knowingly any act or omission, the consequence of which could be to cause the interruption, curtailment, limitation or cessation of any utility service to the Property;

                 (f) not to store or discharge or otherwise use any Hazardous Materials, flammable, explosive, poisonous or other hazardous or dangerous substances on the Premises, except for (a) propane used in the operation of Tenant's forklifts, (b) materials and supplies used by Tenant in servicing its truck fleet and (c) substances or materials in commercially reasonable amounts which are customarily used in commercial warehouse and distribution operations, provided that the permitted materials, substances and supplies described in this subsection (f) shall be used, stored and disposed of in accordance all applicable laws, ordinances and regulations and the other requirements of this Lease; and

                 (g) not to block or obstruct or otherwise impede access by others through or across the Common Areas.

          1.21. Tenant, at its sole cost and expense, agrees to promptly comply with all non-discriminatory rules and regulations reasonably established by Landlord from time to time with respect to the Property. Landlord agrees not to enforce rules and regulations in a discriminatory manner.

          1.22. The term "Legal Requirements" as used in this Lease means all present and future laws, orders, ordinances, rules, regulations and requirements of any lawful authorities and the orders, rules and regulations of the appropriate Board of Fire Underwriters or similar body, and all requirements of insurance companies writing policies covering the Premises. Tenant shall at Tenant's expense promptly comply with all Legal Requirements relating to or applicable to Tenant's specific use and occupancy of the Premises, including, without limitation, the Americans With Disabilities Act, provided that such compliance is not otherwise the obligation of Landlord under this Lease and provided further that Tenant's obligations under this
     Section 9.3 shall not apply to any matter relating to or arising from Hazardous Materials or Environmental Laws, is being specifically agreed that Tenant's obligations with respect to such matters shall be limited to its obligations as set forth in Article XXXI. Tenant shall pay all costs, expenses, claims, and penalties, that may in any manner arise out of the failure of Tenant to comply with the requirements of this section.

                                  ARTICLE X

Operating Expenses

          1.23. Tenant shall pay to Landlord, Tenant's Operating Expense Proportionate Share of all expenses incurred or paid by Landlord in connection with the maintenance, operation, repair, or replacement of
     (a) the Common Areas, and (b) all other portions of the Property (not including the buildings thereon, except as expressly set forth in this
     Section 10.1), even if such portions of the Property (not including the buildings thereon, except as expressly set forth in this Section 10.1) are reserved for the exclusive use of others (unless those having such exclusive right of use pay the entire expense of maintenance, operation, repair and replacement of such portion of the Property reserved for such exclusive use) (which portions of the Property shall, for purposes of this Section and Section 8 only, be deemed Common Areas). Such expenses shall include, without limitation, (a) the costs of (i) cleaning, maintenance, repair and replacement of the roads, sidewalks, parking areas, and driveways on or adjoining the Property, including the cost of snow and ice removal;
     (ii) repaving and restriping paved portions of the Property; (iii) maintenance, repair and replacement of all landscaped areas on the Property and exterior portions of the buildings on the Property; (iv) guards and security personnel, facilities and equipment for the Property; (v) maintenance, operation, repair and replacement of the lighting of the Property (not including the buildings thereon); (vi) insurance; (vii) maintenance, operation, repair and replacement of water, sewer and other utility equipment, lines and systems (interior and exterior to buildings and improvements) at the Property and the Systems, including the costs of service contracts entered into by Landlord for such equipment, lines and systems; (viii) maintenance, operation, repair and replacement of fire protection equipment, lines and systems (exterior and interior to buildings and improvements) at the Property; and (ix) compliance with Legal Requirements affecting the Common, and (b) a management/administrative fee equal to two and one half percent (2.5%) of the annual Basic Rent per lease year for each lease year of the Term with respect to the management and administration of the Property. All sums payable under this Section 10.1 shall be referred to in this Lease collectively as the "Operating Expenses." Notwithstanding anything herein to the contrary, in the event of any capital expense incurred by Landlord to maintain, operate, repair or replace the Common Areas, only the annual amortization of such expenditure (calculated by dividing the amount of the expenditure over the useful life of the improvement) shall be deemed an Operating Expense for each year of such period.

     The term "Operating Expenses" shall not include (a) the salaries or benefits of any executive officers of Landlord; (b) legal fees related to negotiation or enforcement of leases or any mortgages applicable to the Property; (c) costs incurred in connection with the original construction of the Common Areas or in connection with any major changes to the Common Areas, such as the relocation of driveways or roads; (d) depreciation, interest and principal payments on mortgages, and other debt costs, if any;
(e) costs of correcting defects in or inadequacy of the initial design or construction of the Common Areas or any part thereof; (f) expenses resulting from the negligence or willful misconduct of Landlord, Landlord's authorized representatives or another tenant at the Property; (g) legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the development or leasing of space at the Property or any part thereof; (h) costs reimbursable by any tenant or occupant of the Property or by insurance by its carrier or any tenant's carrier or by anyone else; (i) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (j) costs associated with the operation of the business entity whichconstitutes the Landlord, as the same are distinguished from the costs of operation of the Property, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Property, costs (including attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Property; (k) wages and benefits of any employee who does not devote substantially all of his or her time to the Common Areas unless such wages and benefits are prorated to reflect time spent on operating and management of the Common Areas; (l) costs or expenses arising from or related to the EPA Agreement (as defined in Section 31.7), the PADEP Agreement (as defined in Section 31.8), or the Existing Contamination (as defined in the EPA Agreement) or any other costs or expenses arising from the presence of Hazardous Materials in or about the Property, including, without limitation, Hazardous Materials in the ground water or soil; (m) fines, penalties and interest; (n) amounts paid as ground rental by Landlord, if any; (o) capital expenditures to comply with Landlord's obligations under Section 31.10; (p) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services to the extend the same exceeds the cost of such services rendered by unaffiliated third parties on a competitive basis; (q) costs arising from Landlord's political or charitable contributions; (r) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space at the Property; (s) earthquake insurance, flood insurance and rental interruption insurance to the extent that rental interruption insurance is in excess of twelve (12) months' coverage; (t) costs for which Landlord has been compensated by a management fee; and (u) capital expenditures to comply with legal requirements applicable to the Property on the date of this Lease.

     The term "Tenant's Operating Expense Proportionate Share" means the ratio that the number of rentable square feet of the Premises bears to the number of rentable square feet of building space on the Property, as such number may change from time to time.

          1.24. Tenant shall pay to Landlord at the time when the monthly installment of Basic Rent is payable, an amount equal to one-twelfth (1/12th) of Tenant's Operating Expense Proportionate Share of the annual Operating Expenses as reasonably estimated by Landlord. Such estimate shall itemize in reasonable detail the Operating Expenses and shall set forth Landlord's calculation of Tenant's Operating Expense Proportionate Share of the annual Operating Expenses, and may be reasonably changed by Landlord from time to time, whereupon the amounts payable hereunder shall change (so that amounts payable by Tenant shall be sufficient to pay in full Tenant's Operating Expense Proportionate Share of the annual Operating Expenses, as reasonably estimated by Landlord, over the balance of the calendar year). Tenant shall also pay to Landlord within ten (10) days after a statement is rendered for the applicable calendar year (the "Operating Expense Statement") the amount, if any, by which Tenant's Operating Expense Proportionate Share of the Operating Expenses for such calendar year exceeds the monthly payments on account thereof previously made by Tenant. Any overpayment of Operating Expenses shall be credited against the next installments of Tenant's Proportionate Share of Operating Expenses due hereunder or, upon the expiration or earlier termination of the Term, repaid to Tenant (net of any unpaid sums due to Landlord under this Lease) within thirty (30) days after expiration or earlier termination of the Term. The Operating Expense Statement shall be provided by Landlord within one hundred twenty (120) days after the expiration of the applicable calendar year, shall set forth in reasonable detail the Operating Expenses for the prior year and the calculation by which Tenants' Operating Expense Proportionate Share was determined and shall be signed and certified to be correct by Landlord. Landlord shall not be entitled to subsequently collect any Operating Expenses from Tenant for a specific calendar year which are not set forth on the Operating Expense Statement for such calendar year. Tenant shall have the right to review Landlord's records relative to Operating Expenses during normal business hours at the office at which Landlord maintains such records. If Tenant desires to review Landlord's records, Tenant shall give Landlord notice thereof within ninety (90) days following the furnishing of the Operating Expense Statement to Tenant. Such review shall be completed by Tenant, if at all, within sixty (60) days following the giving of such notice by Tenant to Landlord. If such review reveals that Landlord has overcharged Tenant, then within ten (10) days after Tenant's demand therefor, Landlord shall reimburse Tenant for the amount of such overcharge. Tenant agrees to pay the cost of such review; provided, however, that if the review reveals that Landlord's determination of Tenant's Operating Expense Proportionate Share as set forth in the applicable Operating Expense Statement was in error in Landlord's favor by more than five percent (5%), then Landlord shall pay the cost of such review.

     Landlord shall keep at its regular place of business full, accurate and separate books of account covering all of the Operating Expenses. The amounts paid by Tenant pursuant to this Section 10.2 shall be used to pay the Operating Expenses, but such amounts shall not be deemed to be trust funds and no interest shall be payable thereon.

                               ARTICLE XI

Landlord's Right of Entry

          1.25. Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee, prospective purchaser or tenant to enter the Premises at all reasonable times upon one day prior notice (except no notice shall be required in the event of emergency), for the purpose of (a) inspecting or showing the same, or (b) performing any obligations of Landlord under this Lease, or (c) correcting any defaults by Tenant under this Lease. Landlord will exercise reasonable efforts to minimize interference with the operations of Tenant, but shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work (except for damage caused by Landlord's gross negligence or willful misconduct), and, except as otherwise expressly provided for in this Lease, the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.


                               ARTICLE XII

Indemnification

          1.26. Subject to the provisions of Section 5.6, and except as otherwise expressly provided in this Lease, Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense (including, without limitation, reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises and arising out of the occupancy by Tenant or use by Tenant of the Property or occasioned wholly or in part (as to such part) by any act or omission of Tenant, its agents, contractors, employees, licensees or invitees, or by reason of any breach by Tenant of the terms and conditions of this Lease, unless such loss, injury or damage was caused by the negligence or willful misconduct of Landlord, its agents, employees, licensees or invitees. In case any such claim, action or proceeding is brought against Landlord, upon notice from Landlord and at Tenant's sole cost and expense, Tenant shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

          1.27. Subject to the provisions of Section 5.06, and except as otherwise expressly provided in this Lease, Landlord will indemnify Tenant and save Tenant harmless from and against any and all claims, actions, damages, liability and expense (including, without limitation, reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person occasioned wholly or in part (as to such part) by any act or omission of Landlord, its agents, contractors, employees, licensees or invitees (excluding other tenants and the agents, contractors, employees, licensees and invitees of such other tenants) , unless such loss, injury or damage was caused by the negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees. In case any such claim, action or proceeding is brought against Tenant, upon notice from Tenant and at Landlord's sole cost and expense, Landlord shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

          1.28. The foregoing indemnity shall not extend to any matter relating to or arising from Hazardous Materials or Environmental Laws, it being specifically agreed that any indemnity by Tenant with respect to such matters shall be limited to the indemnity set forth in Article XXXI.

                              ARTICLE XIII

Condemnation

          1.29.

                 (a) If the whole or any part of the Premises or Common Areas shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority.

                 (b)

                     (i) If the portion of the Premises so taken under the power of eminent domain substantially renders the remainder of the Premises untenantable for the use specified in Section 2.1, or if the portion of the Common Areas so taken under the power of eminent domain renders use of the Premises impractical, either Landlord or Tenant may terminate this Lease as of the date when Tenant is required to yield possession to the condemning authority by giving notice of termination within forty-five (45) days after the date of notice of such taking by Landlord to Tenant.

                     (ii) If any portion of the Property or Common Areas is so taken thereby causing the use of the Premises specified in
     Section 2.1 to be unlawful under applicable governmental requirements, and Landlord cannot or does not deem it reasonably feasible to take action to make such use lawful, then Landlord or Tenant may elect to terminate this Lease as of the date on which possession thereof is required to be yielded to the condemning authority, by giving notice of such election within forty-five (45) days after the date of notice of such taking by Landlord to Tenant.

                     (iii) If Tenant is permanently deprived of access to the Premises or if access to the Premises is permanently significantly reduced or impaired as a result of any condemnation affecting the Property, Tenant may elect to terminate this Lease as of the date the condemned property is required to be yielded to the possession of condemning authority by giving notice of termination within forty-five
     (45) days after receiving notice of such taking from Landlord.

                 (c) If this Lease is not terminated under this Section 13.1, Landlord, subject to Section 5.9 of this Lease, shall make such repairs and alterations as may be necessary in order to restore the part of the Premises and/or Common Areas not taken to tenantable condition, (a) all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be reduced proportionately as to the portion of the Premises so taken commencing on the date the property taken is require to be yielded to the possession of the condemning authority, and (b) if the portion of the Premises being repaired is rendered untenantable during the period of repair and restoration by Landlord, the Rent otherwise payable by Tenant pursuant to this Lease shall be abated for the period of such untenantability in such proportion as the number of rentable square feet of the portion of the Premises rendered untenantable bears to the total number of rentable square feet of the Premises.

                 (d) If any notice of termination is given pursuant to this section, this Lease shall terminate on the date the property taken is required to be yielded to the possession of the condemning authority and all Rent shall be adjusted as of the date of such termination.

          1.30. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemning authority for loss of personal property, relocation and moving expenses and the unamortized cost of alterations made by Tenant; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemning authority to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemning authority, and Tenant hereby assigns to Landlord all claims against the condemning authority, including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

                               ARTICLE XIV

Quiet Enjoyment

          1.31. Landlord hereby covenants that Tenant, upon paying all Rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.


                               ARTICLE XV

Assignment and Subletting

          1.32.

                 (a) Tenant shall not, voluntarily, or by operation of law or otherwise, assign, mortgage, pledge or encumber this Lease, or sublet the whole or any part of the Premises, or permit the Premises to be used or occupied by anyone other than Tenant, without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed.

                 (b) An assignment of this Lease shall include any transfer of a majority of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), in one (1) or more transactions, or to a transfer of a majority of the general partnership interests in Tenant or managerial control of Tenant (if Tenant is a partnership), or to any comparable transaction involving any other form of business entity, whether effectuated in one (1) or more transactions; but, Tenant shall have the right to assign this Lease or sublet the Premises or any portion thereof to a corporation into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or to any corporation that controls or is controlled by Tenant, or is under common control with Tenant (a "Tenant Affiliate"), provided in any of such events (a) the successor to Tenant has a net worth (computed in accordance with generally accepted accounting principles), at least equal to the net worth of Tenant on the date of this Lease (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least thirty (30) days prior to such assignment, and
     (c) Tenant complies with this Article in all other respects in connection with such assignment.

          1.33. In the event of any assignment of this Lease or a subletting of all or any portion of the Premises, whether or not consent to such assignment or subletting is required, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this Lease. In the event of an assignment, Tenant shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form reasonably satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all of the provisions of this Lease. Any subleases of the Premises, whether or not consent is required to such sublease, shall be under and subject to the terms of this Lease, and each sublease shall specifically so state. In addition to all sums payable hereunder, Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, one hundred percent (100%) of any consideration received by Tenant as a result of any assignment of this Lease in excess of Tenant's reasonable costs incurred in connection with such assignment to a non-Tenant Affiliate, including, without limitation, the costs of preparing the Premises for the assignee, reasonable legal fees of preparing the assignment documents, and reasonable brokerage commissions paid to an independent third party broker in connection with such assignment, and one hundred percent (100%) of any rent and other consideration received by Tenant as a result of any subletting of the Premises to a non-Tenant Affiliate in excess of the Basic Rent and Tenant's reasonable costs incurred in connection with such subletting to a non-Tenant Affiliate, including, without limitation, of preparing the Premises (or a portion thereof) for the subtenant, the reasonable legal fees of preparing the sublease, and reasonable brokerage commissions paid to an independent third party broker in connection with such subletting.

     Tenant's request for consent to any assignment or subletting shall be given to Landlord at least thirty (30) days before the execution of any assignment or sublease, shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of Premises, the terms and conditions of the proposed assignment or subletting, and a copy of the proposed form of assignment or sublease. Tenant shall also give Landlord at least thirty
(30) days prior notice of any assignment or sublease permitted under
Section 15.1.b together with all of the information required by the immediately preceding sentence. Without limitation on any obligations or liabilities of Tenant in the event of any assignment or subletting, whether or not consent to such assignment or subletting is required, Tenant shall comply with and shall cause all proposed subtenants and assignees to agree to comply with the EPA Agreement and the PADEP Agreement, including, without limitation, any provisions of such agreements requiring prior notice to any governmental agency before any transfer, lease or assignment.

                               ARTICLE XVI

Subordination

          1.34. This Lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to all mortgages now or hereafter placed upon or affecting the Property, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such mortgages and any further instrument or instruments of attornment that may be desired by any mortgagee. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. Tenant hereby agrees to attorn (a) to any purchaser of any real estate of which the Premises is a part of any foreclosure sale, execution sale or private sale conducted pursuant to any mortgage, security instrument, or lien encumbering or affecting the Premises, and (b) to any grantee or transferee designated in any deed given in lieu of foreclosure. The foregoing provisions of this
     Section 16.1 are subject, however, to the condition that the holder of any mortgage to which this Lease is subordinate shall deliver to Tenant a recordable subordination, non-disturbance and attornment agreement in form reasonably satisfactory to Tenant and such mortgagee.

          1.35. Landlord represents and warrants that, as of the date hereof, there are no mortgages encumbering all or any portion of the Property.

          1.36. Tenant agrees that in the event the interest of Landlord becomes vested in the holder of any mortgage, or in anyone claiming by, through or under the holder of any mortgage, then such holder shall not be:

                 (a) liable for any act or omission of any prior landlord (including Landlord herein) which is not of a continuing nature; or

                 (b) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein); or

                 (c) required to make or complete any tenant improvements except for those set forth in Section 1.3 hereof; or

                 (d) bound by any rent which Tenant may have paid for more than the current month to any landlord (including Landlord herein); or

                 (e) bound by any amendment or modification of any provisions hereof, or any cancellation or surrender of this Lease, after the mortgage is placed of record unless such amendment, modification, cancellation or surrender shall have been approved in writing by the holder of such mortgage.


                              ARTICLE XVII

Estoppel Certificates; Financials

          1.37.  Tenant, at any time and from time to time and within ten
     (10) days after written request by Landlord, shall execute, acknowledge and deliver to the other a written instrument certifying:

                 (a) whether this Lease has been modified or amended, and if so, the date, substance and manner of such modification or amendment;
                 (b) the validity and force and effect of this Lease;

                 (c) the existence of any default hereunder, and if so, the nature, scope and extent thereof;

                 (d) the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, and if so, the nature, scope and extent thereof;

                 (e) the commencement and expiration dates of the Term;

                 (f) the dates to which Rent has been paid;

                 (g) any other matters as may be reasonably requested.

     Any such certificate may be relied upon by the Landlord and any other person, firm or corporation to whom the same may be exhibited or delivered, and the party executing such certificate shall be bound by the contents of the same.

          1.38. Tenant further agrees to furnish to Landlord at any time, but not more frequently than twice per year, within ten (10) days after request by Landlord, a copy of its financial statements for its last full fiscal year, including a balance sheet and a profit and loss statement for such year, and for the year in which the request is made through the end of the last fiscal period of Tenant for such year. Landlord agrees that Tenant's annual report, together with any financial information available to shareholders of Tenant, shall be sufficient to satisfy the requirements of this Section 17.2.

                              ARTICLE XVIII

Curing Tenant's Defaults

          1.39. If Tenant shall be in default in the performance of any of its obligations under this Lease, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after providing Tenant written notice thereof, and such time to cure as Landlord determines is reasonable under the circumstances; provided, however, that no notice or opportunity to cure shall be required in case of emergency. Tenant shall reimburse Landlord for any sums paid or costs reasonably incurred by Landlord in curing such default, including interest thereon from the date of Tenant's receipt of Landlord's bill therefor, which sums and costs together with interest thereon shall be deemed Additional Rent payable within ten (10) days after Tenant receives a bill therefor (which bill shall set forth in reasonable detail the costs for which compensation is claimed).


                               ARTICLE XIX

Surrender

          1.40. Subject to the provisions of Section 5.8, Article XIII and Landlord's obligations under this Lease, at the expiration or earlier termination of the Term, Tenant shall promptly yield up vacant, broom clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements, alterations and additions thereto, ordinary wear and tear excepted.

          1.41. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to, or built into, the Premises, which are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Premises or Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant, or property of others in the care, custody and control of Tenant (collectively, the "Tenant's Property") shall be and shall remain the property of Tenant. At or before the expiration of the Term or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or Property resulting from any installation or removal of Tenant's Property. Any items of Tenant's Property that shall remain in the Premises or Property after the expiration date of the Term, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, it may remove Tenant's Property from the Premises only upon the express written direction of Landlord.

          1.42. If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this Lease; except, however, that the Basic Rent during such continued occupancy shall be one hundred fifty percent (150%) of the amount in effect immediately prior to such holdover. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute an event of default hereunder and shall be subject to all the remedies set forth in Article XX hereof.


                               ARTICLE XX

Default - Remedies

          1.43. Tenant's Default. It shall be an event of default under this Lease:

                 (a) If Tenant does not pay in full any and all installments of Basic Rent or Additional Rent or any other charges or payments whether or not herein defined as Rent, within ten (10) days after notice that the same is due, provided, however that Tenant shall not be entitled to any such notice or grace period more than twice in any twelve (12) month period; or

                 (b) If Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained and such failure continues for more than thirty (30) days after written notice thereof to Tenant (unless such default is not susceptible of cure within thirty (30) days in which event Tenant shall have failed to commence curing such default within such thirty
     (30) day period and to diligently prosecute such cure to completion), or

                 (c) If Tenant voluntarily abandons the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business; or

                 (d) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an event of default until such proceeding, decree judgment or order has continued unstayed for more than ninety (90) consecutive days.

          1.44. Landlord's Remedies. Upon the occurrence of an event of default, Landlord shall have the following remedies and rights:

                 (a) To terminate this Lease by giving written notice thereof to Tenant, and upon the giving of such notice the Term, and all rights of Tenant hereunder shall terminate, without affecting Tenant's liability for all sums due under this Lease;

                 (b) To reenter the Premises, together with all additions, alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises;

                 (c) At any time after repossession of the Premises, whether or not the Lease shall have been terminated by Landlord, Landlord may make such reasonable alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as Landlord may decide. If the rentals received from such reletting during any month after deducting all costs incurred by Landlord in exercising its rights hereunder shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord, provided such reletting is a bona fide arms length transaction. Such deficiency shall be calculated and paid monthly.

                 (d) To declare due and payable all unpaid Basic Rent for the unexpired period of the Term (and also all Additional Rent, as reasonably estimated by Landlord,) as if by the terms of this Lease the same were due and payable in advance, all discounted to present worth using a rate equal to the annual rate for United States obligations of equal duration to the period remaining in the term of the Lease, and upon payment of the same, Tenant shall be entitled to continue in possession pursuant to the terms of this Lease;

                 (e) In the event of the termination of this Lease, or repossession of the Premises, Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of Basic Rent reserved for the balance of the Term of this Lease (plus Landlord's reasonable estimate of Additional Rent as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant), all discounted to present worth using a rate equal to the annual rate for United States obligations of equal duration to the period remaining in the term of the Lease, less the fair rental value of the Premises for the remainder of the Term, also discounted to present value at such rate, all of which shall be immediately due and payable from Tenant to Landlord; and

                 (f) TENANT, IN CONSIDERATION OF THE EXECUTION OF THIS LEASE BY LANDLORD AND FOR THE COVENANTS AND AGREEMENTS ON THE PART OF LANDLORD HEREIN CONTAINED, AND FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS, INCLUDING ANY AND ALL RIGHTS OF PREJUDGMENT NOTICE AND HEARING AND OF POST-JUDGMENT/PRE-EXECUTION NOTICE AND HEARING, AND AFTER DEFAULT BY TENANT UNDER THIS LEASE AND UPON PROVISION OF TEN
     (10) DAYS PRIOR WRITTEN NOTICE BY LANDLORD, HEREBY EXPRESSLY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION FROM TIME TO TIME OF THE PREMISES (AND TENANT AGREES THAT UPON THE ENTRY OF EACH JUDGMENT FOR SUCH POSSESSION A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH). THE RIGHT TO CONFESS JUDGMENT IN EJECTMENT SHALL NOT BE EXHAUSTED BY THE SINGLE OR MULTIPLE USE THEREOF. TENANT CONFIRMS THAT THIS IS A COMMERCIAL LEASE, THAT TENANT WAS REPRESENTED BY COUNSEL IN TENANT'S NEGOTIATION AND EXECUTION OF THIS LEASE, AND THAT TENANT KNOWINGLY, WILLINGLY, FREELY AND VOLUNTARILY EXECUTED THIS LEASE WITH THIS SECTION 20.2(f) AS A PART THEREOF.

          1.45. Late Charge. Any payment of Basic Rent, Additional Rent, or any other charge under this Lease (including amounts due by acceleration) which is not paid within ten (10) days after the same is due, shall bear interest from the date due until the date paid by Tenant. In addition, Tenant shall pay to Landlord an administrative charge of five percent (5%) of any amount owed to Landlord pursuant to this Lease which is not paid within ten (10) days of the date which is set forth in this Lease if a date is specified as the due date for such payment, or, if a date is not specified, within ten (10) days after Tenant's receipt of Landlord's bill therefor. The five percent (5%) administrative charge paid by Tenant shall be applied against the amount of interest which accrues on any delinquent installment, so that once Tenant has paid the administrative charge, no further interest shall accrue on any delinquent installment until the amount of interest due exceeds the amount of the administrative charge.

          1.46. No Waiver. No waiver by either Landlord or Tenant of any breach by the other of any obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by either Landlord or Tenant to seek a remedy for any breach by the other be a waiver of any rights and remedies with respect to such or any subsequent breach.

          1.47. Non-Exclusive Remedies. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

          1.48. Tenant's Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

                 (a) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three (3) the then-current Base Rent payable hereunder.

                 (b) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by landlord, execute and deliver to landlord an instrument confirming such assumption of liability.

                 (c) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                 (d) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rent, Additional Rent and other amounts hereunder), shall be the remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over the Landlord.

          1.49. Landlord's Default. If Landlord shall be in default in the performance of any of its obligations under this Lease for thirty
     (30) consecutive days after written notice from Tenant (unless such default is not susceptible of cure within thirty (30) days in which event Landlord shall have failed to commence curing such default within such thirty (30) day period and to diligently prosecute such cure to completion), then Tenant shall notify Landlord in writing if Tenant intends to cure such default on behalf of Landlord. If, ten
     (10) days following such second notice Landlord has failed to commence curing such default, Tenant shall have the right to cure the default on behalf of Landlord. Landlord shall reimburse Tenant for any sums reasonably paid or costs reasonably incurred by Tenant in curing such default, including interest thereon from the date of Landlord's receipt of Tenant's bill therefor, within ten (10) days after Landlord receives a bill therefor (which bill shall set forth in reasonable detail the costs for which compensation is claimed). Notwithstanding the foregoing, Tenant shall not have any right in exercising its remedies under the preceding sentence to make any repairs or modifications to areas outside the Premises, except those solely serving the Premises. If Landlord fails to reimburse Tenant as required under this Section and such failure continues for thirty (30) days after request for payment, Tenant may deduct such amounts from Basic Rent until the full amount has been satisfied. All notices by Tenant to Landlord under this Section 20.7 shall simultaneously be given by Tenant to the holders of any first mortgage or second mortgage on the Premises, provided Tenant has been given notice of the names and addresses of such mortgagees. Any mortgagee shall have the right, but not the obligation, to cure, or commence to cure, any default of Landlord, and Tenant shall accept performance by any mortgagee with the same force and effect as performance by Landlord.


                               ARTICLE XXI

Condition of Title and of Premises

          1.50. Landlord represents and warrants to Tenant that Landlord is the sole fee owner of the Property and has the right to enter into and perform this Lease without the approval or consent of any other party. Landlord represents and warrants to Tenant that the Premises in its state existing on the Commencement Date do not violate in any material respect any statutes, laws, building codes, regulations, ordinances, covenants, or restrictions of record applicable to the Premises and in effect on such Commencement Date, including, without limitation, the Americans With Disabilities Act. In the event it is determined that this representation and warranty has been violated, then it shall be the obligation of the Landlord, after notice from Tenant, to promptly, at Landlord's sole cost and expense, rectify any such violation. Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date and Landlord further represents and warrants to Tenant that the heating, ventilating, air conditioning, plumbing, lighting, life-safety, mechanical and electrical systems in the Premises and the Building and the roof, windows and sewer shall be in good operating condition on the Commencement Date. In the event that it is determined that this representation and warranty has been violated, then it shall be the obligation of Landlord, after notice from Tenant, to promptly, at Landlord's sole cost and expense, rectify any such violation.

          1.51. Tenant represents that the Property and the Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface conditions, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them AS-IS, WHERE-IS in the condition or state in which they now are, or any of them now is, without relying on any representation of Landlord, except as specifically set forth in this Lease, and subject, however, to the Landlord's obligations under this Lease including, without limitation, Landlord's obligations under Sections 1.2, 8.3 and 31.10. Subject to the provisions of Section 16.1, and the requirements of Section 32.1 respecting Tenant's access to and use of the Premises, and without limiting Landlord's obligations under this Lease, this Lease is made under and subject to all liens, encumbrances, easements, covenants, conditions, restrictions and other documents or matters now or hereafter of record.


                              ARTICLE XXII

Interruption of Services

          1.52. In case Landlord is prevented or delayed in furnishing any service required to be provided by Landlord under this Lease due to any cause beyond the reasonable control of Landlord , Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant's favor that such absence of services constitutes actual or constructive, total or partial eviction or renders the Premises untenantable.


                              ARTICLE XXIII

Waiver of Landlord's Lien

          1.53. Landlord hereby waives in favor of any lender providing financing to Tenant secured in whole or in part by Tenant's accounts receivable, inventory, machinery, equipment, furniture, furnishings and/or trade fixtures, whether now or hereafter acquired, and the proceeds and products thereof (collectively "Tenant's Personal Property") any and all right of Landlord to assert any lien, claim or right of levy or distraint for rent with respect to Tenant's Personal Property. At the request of Tenant, landlord will execute such waiver documentation as may be reasonably requested by any such lender, which documentation may include, without limitation, that Tenant's lender shall have the right, upon prior written notice to Landlord, to enter upon the Property to inspect or remove Tenant's Personal Property in the event Tenant defaults on its obligations in favor of Tenant's lender. Tenant shall be responsible for repairing any damage caused to the Property during the removal of any of Tenant's Personal Property.

                               2.
                              ARTICLE XXIV

                          Waiver of Jury Trial

          2.1. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or any other remedy with respect thereto.


                               ARTICLE XXV

Waiver of Notices

          2.2. Except for notices expressly provided for in this Lease, Tenant hereby waives all notices of any nature, including, without limitation, all notice requirements of the Pennsylvania Landlord and Tenant Act.


                               ARTICLE XXV

Enforcement Expenses

          2.3. In the event any action or proceeding is brought by Landlord or Tenant to enforce any of the provisions of this Lease, the prevailing party shall be entitled to receive from the other all costs and expenses, including reasonable legal fees, incurred in connection therewith. In addition, each party shall pay upon demand all of the other party's reasonable costs and expenses, including reasonable legal fees, incurred in any litigation in which the defaulting party causes the other, without the other's fault, to become involved. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.


                              ARTICLE XXVI

Interpretation

          2.4. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intention thereof.

          2.5. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise. Tenant agrees, within twenty (20) days after request by

     Landlord, to make such changes to this Lease as are reasonably required by any institutional mortgagee, provided such changes do not increase any amounts payable by Tenant, impede Tenant's access to Premises, decrease the size of or change the location of the Premises, decrease Landlord's obligations hereunder or otherwise materially and adversely affect Tenant's rights and obligations under this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state. Time is of the essence of Tenant's obligations, and the exercise of Tenant's rights under this Lease. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.

          2.6. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

          2.7. Wherever interest is required to be paid hereunder, such interest shall be at the rate of three percent (3%) per annum over the rate announced publicly by First National Bank of Chicago, or its successors, from time to time as its prime rate.


                              ARTICLE XXVII

Common Areas

          2.8. All Common Areas, including but not limited to roads, driveways, sidewalks, loading facilities, rail lines and other common facilities as may be provided, from time to time are for the general nonexclusive use, in common, of Landlord and all owners and tenants of the Property, their employees and guests, and at all times, are subject to the sole and exclusive control of the Landlord and the owners of other portions of the Property. Landlord and the owners of other portions of the Property shall have the right, from time to time, to establish, modify and enforce in a nondiscriminatory manner rules and regulations regarding the Common Areas, to alter, modify or otherwise change the Common Areas, to grant exclusive rights to use portions of the Common Areas and to do such other acts, in and to all Common Areas, as in Landlord's and such owners' sole judgment, shall be desirable or advisable to improve or maintain them; provided, however, that in the exercise of the rights set forth in this sentence, parking areas reasonably comparable to those available on the date hereof and access to and from the Premises shall be maintained and Tenant's use and enjoyment of the Premises for its intended purpose shall not be impaired. Landlord and the other owners of portions of the Property shall have the right to construct additional buildings and other improvements on the Property for such purposes as Landlord and such owners may deem appropriate and to alter, modify or otherwise change the Property provided parking areas reasonably comparable to those available on the date hereof and access to and from the Premises shall be maintained and Tenant's use and enjoyment of the Premises for its intended purpose shall not be impaired.

                             ARTICLE XXVIII

Definitions

          2.9. The word "Landlord" is used herein to include the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after such person ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any partner or other principal of Landlord nor any owner of the Premises, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises or insurance or condemnation proceeds from the Premises for the satisfaction of Tenant's claim.

          2.10. The word "Tenant" is used herein to include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every of the persons named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or power shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord.

          2.11. The word "mortgage" is used herein to include any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing. The word "mortgagee" is used herein to include the holder of any mortgage. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

          2.12. The word "person" is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.


                              ARTICLE XXIX

Notices

          2.13. All notices, demands, requests, consents, certificates, waivers and other communications required or permitted hereunder from either party to the other shall be in writing and sent by recognized overnight delivery service providing receipted delivery, such as Federal Express, and shall be deemed delivered and received one (1) business day after delivery to such overnight delivery service. All such notices shall be addressed as follows:

                        If to Landlord:

                    First Industrial Harrisburg, L.P.
                    c/o First Industrial Realty Trust, Inc.
                    6400 Flank Drive - Suite 600
                    Harrisburg, PA   17112
                    Attention:  Mr. Craig Cosgrove

                              and

                    First Industrial Harrisburg, L.P.
                    c/o First Industrial Realty Trust, Inc.
                    150 North Wacker Drive - Suite 150
                    Chicago, IL   60606
                    Attention:  Mr. Michael W. Brennan

                              and

                    F. Michael Wysocki, Esquire
                    Saul, Ewing, Remick & Saul LLP
                    Centre Square West
                    1500 Market Street - 38th Floor
                    Philadelphia, PA   19102

                         If to Tenant:

                    SED International, Inc.
                    4916 North Royal Atlanta Drive
                    Tucker, GA   30085-5044
                    Attention:  Bill Burton, Vice-President Operations

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

                               ARTICLE XXX

Brokers

          2.14. Pursuant to a separate agreement, Landlord has agreed to pay a leasing commission to Lee & Associates and to CB Commercial Group, Inc. (collectively, the "Brokers"), both of whom represent Tenant in this transaction and Landlord agrees to and hereby does indemnify, defend and hold Tenant harmless from and against Landlord's failure to perform under such agreement and all costs, expenses, and liabilities in connection therewith, including without limitation, reasonable attorneys' fees and expenses. Landlord and Tenant each for itself, hereby covenants, warrants and represents to the other that neither Landlord nor Tenant has had any conversations or negotiations with any broker, other than the Brokers, concerning the leasing of the Premises by Tenant. Each party agrees to and hereby does indemnify, defend and hold the other harmless from and against any brokerage commissions or finder's fees or claims therefor by a party, other than the Brokers, claiming to have dealt with the indemnifying party and all costs, expenses, and liabilities in connection therewith, including, without limitation, reasonable attorney's fees and expenses, for any breach of the foregoing. The foregoing indemnifications shall survive the termination of the Lease for any reason.


                              ARTICLE XXXI

Environmental Matters

          2.15. For purposes of this Lease, the term "Hazardous Materials" shall mean (a) radon gas, petroleum and petroleum-based products, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; (b) any substance, gas, material or chemical which is defined as or included in the definition of "hazardous substances", "toxic substances", "hazardous materials", "hazardous wastes" or words of similar import under any federal, state or local statute, law, or ordinance applicable to the Premises or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. [PARAGRAPHS]9061 et seq. ("CERCLA"); the Hazardous Materials Transportation Act, as amended 49 U.S.C. [PARAGRAPHS]1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. [PARAGRAPHS]6901, et seq.; and (c) any other chemical, material, gas, or substance, exposure to or release of which is prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that has jurisdiction over the Premises or the operations or activity at the Premises.

          2.16. For purposes of this Lease, the term "Environmental Laws" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, agreements and similar items, of or with any and all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, Pennsylvania and political subdivisions having jurisdiction over the Premises or Property, and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to storage tanks.

          2.17. For purposes of this Lease, the term "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to the Premises or Property.

          2.18. For purposes of this Lease, the term "Threat of Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to the Premises or Property which may result from such Release.

          2.19. Tenant shall not store. place, use, generate, transport or dispose of any Hazardous Materials at, on, or in the Premises or Property (except to the extent permitted under Section 9.1.6), shall comply with Environmental Laws relating to Tenant's storage, placement, use, generation, transportation or disposal of Hazardous Materials, and promptly shall take all remedial action, at Tenant's sole cost and expense, necessary or desirable to remedy, clean-up and remove the presence of Hazardous Materials resulting from Tenant's violation of the prohibitions set forth in this section or Tenant's failure to comply with Environmental Laws relating to Tenant's storage, placement, use, generation, transportation or disposal of Hazardous Materials. Any such remedial action shall be performed by an independent reputable environmental remediation engineer, in strict compliance with the requirements of Environmental Laws, in accordance with environmental remediation industry practices, taking into account the then current and evolving state of environmental remediation technology, and in accordance with a remediation plan reasonably approved by Landlord. Such remediation shall comply with the terms of Sections 7.2, 7.3 and 7.4 of this Lease. Tenant shall immediately notify Landlord of any Release or Threat of Release caused by Tenant or of which Tenant has knowledge. Tenant shall promptly provide to Landlord copies of all correspondence relating to any Release, Threat of Release or remediation or other, environmental response action under this Section 31.5. Subject to Section 11.1 of this Lease, Landlord shall have the right, but not the obligation, from time to time during the performance of any remediation work and following the completion of the same, to inspect the Premises and all information and documentation relating thereto.

          2.20. Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord, and Landlord's successors and assigns, officers, directors, shareholders, partners and employees ("Indemnified Parties") (with counsel reasonably acceptable to the Indemnified Parties) from and against, and shall pay and reimburse the Indemnified Parties for, any and all losses, claims, liabilities, damages, injunctive relief, injuries to persons, property or natural resources, fines, penalties, costs, expenses, including, without limitation, attorneys' fees, expenditures, expenses and court costs, actions, administrative investigations and/or proceedings, and causes of action and sums paid in settlement of litigation (it being understood that so long as Tenant is defending the Indemnified Party and is not in default of its obligations hereunder, no such litigation (other than relating to governmental fines and penalties or criminal actions) shall be settled without the reasonable consent of Tenant), arising directly or indirectly, in whole or in part out of any Release, Threat of Release or any discharge, threatened discharge, deposit, presence, treatment, transport, handling or disposal of any Hazardous Materials on, at, under, in or from the Property caused or generated by Tenant, its employees, agents or contractors, or in the air, land surface, subsurface strata, soil, surface water, groundwater, or soil vapor on, under, in or from any part of the Property caused or generated by Tenant, its employees, agents or contractors, or resulting from the migration or the alleged or potential migration of Hazardous Materials from the Property caused or generated by Tenant, its employees, agents or contractors (collectively, "Costs and Liabilities"). The foregoing indemnity and Costs and Liabilities shall include, without limitation, (a) all costs at law or in equity of inspection, clean-up, removal, remediation, testing, monitoring and restoration of any kind, and disposal of any Hazardous Materials, (b) all costs and liabilities associated with claims for damages to, and remedial action with respect to, persons, property or natural resources, (c) all fines and other penalties associated with claims of noncompliance with any Environmental Laws, and (d) all reasonable consultants' and attorneys' fees and costs.
     The foregoing indemnity shall survive any assignment or other transfer by any or all of the Indemnified Parties of their respective interests in the Premises and shall remain in full force and effect regardless of whether the Costs and Liabilities are incurred by the Indemnified Parties in question before or after termination of the Lease.

     Notwithstanding anything else contained in this Section 31.6 to the contrary, Tenant shall have no obligation to indemnify the Indemnified Parties under this Section 31.6, and the Indemnified Parties shall have no right to seek indemnification from Tenant under this Section 31.6, for any of the matters set forth in this Section 31.6 relating to Existing Contamination (as defined in the EPA Agreement (hereinafter defined)), unless and to the extent Tenant, its agents or contractors hereby violate any provisions of the EPA Agreement or the PADEP Agreement (hereinafter defined).

          2.21. Landlord is party to a certain Agreement and Covenant Not to Sue with the United States Environmental Protection Agency in the Matter of First Industrial Harrisburg, L.P. (Docket #III-95-48-DC) (the "EPA Agreement"). Tenant acknowledges receipt and review of a copy of the EPA Agreement at least twenty-one

     (21) days before the date of this Lease and acknowledges that, as a tenant of a portion of the Property, Tenant is subject to the obligations of Landlord under the EPA Agreement and further acknowledges that the Property and Tenant's rights under this Lease are subject to the EPA Agreement, including, without limitation, the rights of the United States set forth in Section VII of the EPA Agreement (Access). As a tenant of a portion of the Property, Tenant shall comply with the applicable terms of the EPA Agreement. In accordance with EPA Agreement, Tenant shall execute an Agreement and Certification of Successor in Interest or Assign (as defined in the EPA Agreement) acknowledging Tenant's obligation to be bound by the applicable obligations of the EPA Agreement.

          2.22. Landlord and Fruehauf Trailer Corporation are parties to a Consent Order and Agreement dated as of June 26, 1995 entered into with the Pennsylvania Department of Environmental Resources (now known as the Pennsylvania Department of Environmental Protection) in the Matter of Fruehauf Parcel (the "PADEP Agreement"). Tenant acknowledges receipt and review of a copy of the PADEP Agreement at least twenty-one (21) days before the date of this Lease and acknowledges that, as a tenant of a portion of the Property, Tenant is subject to the obligations of Landlord under the PADEP Agreement and further acknowledges that the Property and Tenant's rights under this Lease are subject to the PADEP Agreement. As a tenant of a portion of the Property, Tenant shall comply with the applicable terms of the PADEP Agreement.

          2.23. Landlord represents and warrants that the EPA Agreement and the PADEP Agreement are in full force and effect and Landlord has complied with and performed its obligations under the EPA Agreement. Landlord shall perform obligations and maintain compliance with all requirements applicable to it under both the EPA Agreement and the PADEP Agreement throughout the Term and shall use commercially reasonable efforts to cause third parties to undertake such obligations as may be necessary to keep such agreements in effect. Landlord agrees that it shall take such actions, if any, that (i) are necessary to avail Tenant of the covenant not to sue contained of the EPA Agreement and PADEP Agreement, and (ii) may only be performed by Landlord under the EPA Agreement and PADEP Agreement.

          2.24. With respect to (a) any Release, any Threat of Release or any discharge, threatened discharge, deposit, presence, treatment, transport, handling or disposal or any alleged release, discharge, deposit, presence, treatment, transport, handling or disposal of any Hazardous Materials on, at, under, in or from the Property which occurred prior to the commencement of the Term of this Lease, or is or was caused or generated by Landlord, its agents or contractors, during Landlord's ownership of the Property, and (b) any failure by Landlord during Landlord's ownership of the Property to comply with or perform its obligations under the EPA Agreement or the PADEP Agreement, Landlord hereby agrees to indemnify, protect, defend and hold harmless Tenant, and Tenant's successors and assigns, officers, directors, shareholders, partners and employees from and against the Cost and Liabilities, as defined in Section 31.6, and upon and under the same terms and conditions as provided for under

     Section 31.6.

          2.25. Landlord shall immediately notify Tenant of any Release or Threat of Release at or in the immediate vicinity of the Premises caused by Landlord or of which Landlord has knowledge. Landlord shall provide to Tenant copies of all correspondence relating to any Release, Threat of Release or remediation or other, environmental response action under this Section 31.11.


                              ARTICLE XXXII

Subdivision or other Development of the Property

          2.26.

                 (a) Tenant acknowledges and agrees that Landlord and the other owners of the Property, if any, have the right to develop, alter, modify or otherwise change the Property in such manner and for such purposes as they may deem appropriate provided that Tenant's access to and right to use and occupy the Premises and parking areas in accordance with the terms of this Lease are not materially and adversely affected. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that at any time and from time to time as Landlord or other owners of the Property shall deem necessary or appropriate, they, or any of them shall have the right to subdivide the Property, undertake development of the Property, or establish any easement, dedication, or right of way over the Property. Tenant shall, at the request of Landlord or any governmental authority, public utility or private utility operator, and at Landlord's cost, promptly execute, acknowledge and deliver such documents as Landlord, any governmental authority, public utility or private utility may deem necessary or desirable in connection with such subdivision, development, easement, dedication or right-of-way. Landlord shall give Tenant notice of any covenants, conditions or restrictions imposed upon the Property.

                 (b) Tenant acknowledges and agrees that Landlord's activities pursuant to Section 32.1.1 may change the description of the Property and the denominator in the calculating Tenant's Operating Expense Proportionate Share. Landlord shall give Tenant notice of all such changes, and such changes shall become effective upon at least five (5) days' prior notice by Landlord to Tenant.


                             ARTICLE XXXIII

Option to Renew

          2.27. Tenant is granted an option (the "Renewal Option") to extend the Term for one (1) additional period of five (5) years (the "Renewal Term").

          2.28. The Renewal Option is granted subject to the following conditions:

                 (a) The Renewal Option must be exercised, if at all, by notice from Tenant to Landlord given on or before the one hundred eightieth (180th) day prior to the last day of the Term, time being of the essence.

                 (b) At the time of exercise of the Renewal Option, Tenant shall not have exercised the Termination Option (hereinafter defined). If Tenant exercises the Renewal Option, Tenant shall not have any right to exercise the Termination Option.

                 (c) At the time of exercise of the Renewal Option, and the commencement of the Renewal Term, this Lease must be in full force and effect and there may be no uncured event of default beyond an applicable cure period in the performance of Tenant's obligations under this Lease.

          2.29. All terms, provisions and conditions contained in this Lease shall continue to apply during the Renewal Term, except that:

                 (a) the Basic Rent payable during the Renewal Term shall be the total amount of $2,342,396.40 for the Renewal Term payable in monthly installments as set forth in Exhibit "Renewal Term Rent".

                 (b) there shall be no further right of renewal under this
     Article XXXIII or termination under Article XXXIV of this Lease.

     After the proper exercise of the Renewal Option, (i) term "Term", as used in this Lease, shall include the Renewal Term and (ii) Landlord and Tenant shall enter into an amendment to this Lease confirming the new date of expiration of the Term.


                              ARTICLE XXXIV

Option to Terminate

          2.30. Tenant is granted an option (the "Termination Option") to terminate this Lease as of 11:59 p.m. on the last day of the thirty-seventh (37th) calendar month of the Term (such early termination date herein referred to as the "Early Termination Date").

          2.31. The Termination Option is granted subject to the following conditions:

                 (a) The Termination Option must be exercised, if at all, by notice from Tenant to Landlord (the "Termination Notice") given on or before the one hundred eightieth (180th) day prior to the Early Termination Date, and by the payment by Tenant to Landlord of the sum of (i) Two Hundred Seven Thousand Nine Hundred Eighty-Two Dollars ($207,982.00), such amount to be paid at the time of and together with the Termination Notice, plus (ii) an amount equal to Landlord's reasonable estimate of the amount of Tenant's Operating Expense Proportionate Share of Operating Expenses that would have been payable by Tenant for six (6) months of the year commencing with the thirty-eighth (38th) month of the Term, such amount to be due and payable within thirty (30) days after receipt by Tenant of an invoice therefor from Landlord, accompanied by Landlord's calculations of such estimate, time being of the essence.

                 (b) At the time of exercise of the Termination Option, Tenant shall not have exercised the Renewal Option. If Tenant exercises the Termination Option, Tenant shall not have any right to exercise the Renewal Option, Tenant shall not have any Right of First Offer (hereinafter defined), and Tenant shall not have any Right of First Refusal (hereinafter defined).

                 (c) At the time of exercise of such Termination Option and on the Early Termination Date, this Lease must be in full force and effect and there shall be no uncured event of default beyond any applicable cure period in the performance of Tenant's obligations under this Lease.

          2.32. If Tenant properly exercises the Termination Option in accordance with this Article XXXIV, the Term of this Lease shall terminate on the Early Termination Date.


                              ARTICLE XXXV

Right of First Offer

          2.33.

                 (a) Subject to the conditions set forth in this Article XXXV, in the event that during the First Offer Period (as hereinafter defined) all or any portion of the First Offer Space (as hereinafter defined) becomes available for lease from time to time, Landlord shall offer to lease the First Offer Space to Tenant prior to leasing the same to another person or entity. The term "First Offer Period" shall mean the period from the Commencement Date through the date which is one year prior to the expiration of the Term, taking into account the Renewal Term, if the Renewal Option has been exercised by Tenant. The "First Offer Space" consists of all or any portion of the following:
     (i) the space in Building 1 currently occupied by Excel Logistics, Inc., and (ii) any other space in Building 1 (other than the Premises), once such space has been first leased to at least one tenant other than Tenant and then become available for lease.
     Tenant's rights hereunder are subordinate and subject to the right of all other current and future Building 1 tenants to renew or extend their leases, whether or not such leases grant such tenants the right to renew or extend.

                 (b) Landlord shall make such offer by notice in writing to Tenant (the "First Offer Notice"). The First Offer Notice shall specify which portion of the First Offer Space Landlord proposes to lease to Tenant and shall also set forth the following terms and conditions for Tenant's lease of the First Offer Space, all of which shall be determined by Landlord in its sole discretion:

                     (i)   Basic Rent and Additional Rent;

                     (ii) any rent credits, abatements, construction allowances and other concessions or economic terms;

                     (iii) the commencement date for Tenant's lease of the First Offer Space; and

                     (iv) the expiration date(s) of the term of the lease of the First Offer Space, which may be before or after the expiration date of the Term of this Lease. If the expiration date of the term as to the First Offer Space would occur after the expiration date of the Term of this Lease as to the original Premises, and Tenant elects to lease the First Offer Space pursuant to the terms of this Article XXXV, this Lease shall continue in full force and effect as to the First Offer Space until the expiration date of the term as to the First Offer Space, but the Term of this Lease as to the remainder of the Premises shall not be thereby extended.

                 (c)

                     (i) Tenant shall have the right (the "Right of First Offer") to lease all (but not less than all) of the portion of the First Offer Space specified in Landlord's First Offer Notice upon the terms and conditions set forth in Landlord's First Offer Notice and in this Section. Tenant shall exercise its Right of First Offer only by delivering written notice to Landlord within fifteen (15) days after Tenant's receipt of the First Offer Notice, time being of the essence. At the time of the exercise of the Right of First Offer, this Lease must be in full force and effect and there shall be no outstanding uncured event of default in the performance of Tenant's obligations under this Lease. If Tenant exercises the Right of First Offer as to any of the First Offer Space, Tenant shall not have any right to exercise the Termination Option.

                     (ii) In the event Tenant does not exercise the Right of First Offer with respect to any particular portion of First Offer Space offered to Tenant under this Section 35.1, Tenant shall be deemed to have waived Tenant's Right of First Offer with respect to such particular portion of First Offer Space, and, subject to Tenant's Right of First Refusal (defined hereafter), Landlord may thereafter lease such First Offer Space to any person or entity or any terms and conditions that are not materially less favorable to Landlord than the terms and conditions set forth in the First Offer Notice.

                 (d) Any First Offer Space as to which Tenant exercises its Right of First Offer shall become part of the Premises, and, except as otherwise set forth in the First Offer Notice, all of the terms and conditions applicable to the Premises shall also apply to such space.

                 (e) Promptly following Tenant's exercise of any Right of First Offer,

     Landlord and Tenant shall execute an amendment to this Lease setting forth the Basic Rent and the other terms of Tenant's lease of such First Offer Space.


                              ARTICLE XXXVI

Right of First Refusal

          2.34.

                 (a) Landlord hereby grants to Tenant the right of first refusal to lease the First Refusal Space (hereinafter defined) subject to the conditions in this Article XXXVI (the "Right of First Refusal"). The First Refusal Space consists of that space contiguous to the Premises on shown on Exhibit "First Refusal Space" attached to this Lease. The term "First Refusal Period" as used in this Lease shall mean the period from the Commencement Date through the first anniversary of the Commencement Date.

                 (b) If, at any time during the First Refusal Period, Landlord receives a bona fide offer to lease the First Refusal Space, or any portion thereof, which Landlord intends to accept (the "Lease Offer"), Landlord shall first send a copy of the Lease Offer to Tenant together with notice to Tenant that Tenant has the right to lease the First Refusal Space (or portion thereof) on precisely the same terms and conditions specified in the Lease Offer (such notice, the "First Refusal Notice"). Tenant shall exercise Tenant's Right of First Refusal only by giving Landlord written notice of such exercise within fifteen (15) days after Tenant's receipt of the First Refusal Notice, time being of the essence. At the time of the exercise of the Right of First Refusal, this Lease must be in full force and effect and there shall be no outstanding uncured event of default in the performance of Tenant's obligations under this Lease. If Tenant exercises the Right of First Refusal as to any of the First Refusal Space, Tenant shall not have any right to exercise the Termination Option.

                 (c) If Tenant exercises Tenant's Right of First Refusal in accordance with Section 36.1(b), then Tenant shall be obligated to lease, strictly in accordance with the terms and conditions of the Lease Offer, the portion of the First Refusal Space which is the subject of the Lease Offer, and Landlord and Tenant shall enter into a lease for such First Refusal Space in accordance with such Lease Offer. If Tenant does not exercise its Right of First Refusal strictly in accordance Section 36.1(b) with respect to any First Refusal Space, Tenant shall be deemed to have waived Tenant's Right of First Refusal with respect to such First Refusal Space, and, subject to Tenant's Right of First Offer with respect to the First Refusal Space, Landlord may thereafter lease such First Refusal Space to any person or entity on any terms and conditions acceptable to Landlord, in Landlord's sole and absolute discretion.

                             ARTICLE XXXVII

Relocation

          2.35. If Landlord or any Affiliate (hereinafter defined) of Landlord and Tenant execute a New Lease (hereinafter defined), and Tenant has requested, by written request to Landlord on or before the date of execution of the New Lease, that this Lease terminate on the date of commencement of the payment of rent under the New Lease, Landlord and Tenant agree that this Lease shall terminate on the date of commencement of the payment of rent under the New Lease, provided that Tenant has performed all of Tenant's obligations under this Lease through and including the date of such termination and further provided that the payment of rent has commenced under the New Lease. As used in this Section 37.1, the term "New Lease" shall mean (a) a lease between Landlord or an Affiliate and Tenant for space in a building in Pennsylvania owned by Landlord or an Affiliate at the time of execution of such new lease by Landlord or an Affiliate and Tenant,
     (b) a lease with a minimum lease term of at least five (5) years, such term commencing after the expiration of thirty seven (37) calendar months of the Term of this Lease, (c) a lease with leased premises to Tenant at least equal to 1.5 times the number of square feet in the Premises at the time of execution of such New Lease, and (d) except for the terms and conditions required by this Section 37.1, a lease otherwise on terms and conditions mutually acceptable to Landlord or the applicable Affiliate and Tenant. As used in this Lease, the term "Affiliate" shall mean any entity which is Controlled By (hereinafter defined) First Industrial Realty Trust, Inc. or First Industrial, L.P. As used in this Section, the term (a) "Controlled By" means the possession, directly, or indirectly through one (1) or more intermediaries, of the power to direct or cause the direction of the management and policies of an entity.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

                              Landlord:

                              FIRST INDUSTRIAL HARRISBURG, L.P., a Delaware limited partnership, by its sole general partner, First Industrial Harrisburg Corporation, a Maryland corporation
Attest:

/s/ Melanie B. Bowers         By: /s/ Patrick M. McBride
                              Print Name: Patrick M. McBride
                              Print Title: Regional Director


                              Tenant:

Attest:                       SED INTERNATIONAL, INC., a Delaware
                              corporation


/s/ Larry G. Ayers            By: /s/ Ray D. Risner
Secretary                     Print Name: Ray D. Risner
                              Print Title: President

                          SCHEDULE OF EXHIBITS


Exhibit "Site Plan"

Exhibit "Legal Description"

Exhibit "Premises"

Exhibit "Specifications"

Exhibit "Basic Rent"

Exhibit "Renewal Term Rent"

Exhibit "First Offer Space"

Exhibit "First Refusal Space"

                          EXHIBIT "BASIC RENT"

                Monthly Amount of Basic Rent During Term


     First (1st) calendar month                                     $0. per
month

     Second (2nd) calendar month through Twenty-Fifth
          (25th) calendar month                              $32,685.38 per
month

     Twenty-Sixth (26th) calendar month through Thirty-Seventh
          (37th) calendar month                              $33,631.54 per
month

     Thirty-Eighth (38th) calendar month through Forty-Ninth
          (49th) calendar month                              $34,663.71 per
month

     Fiftieth (50th) calendar month through Sixty-First
          (61st) calendar month                              $35,695.88 per
month

                       EXHIBIT "RENEWAL TERM RENT"

            Monthly Amount of Basic Rent During Renewal Term


     Sixty-Second (62nd) calendar month through Seventy-Third
          (73rd) calendar month                              $36,766.75 per
month

     Seventy-Fourth (74th) calendar month through Eighty-Fifth
          (85th) calendar month                              $37,869.75 per
month

     Eighty-Sixth (86th) calendar month through Ninety-Seventh
          (97th) calendar month                              $39,005.85 per
month

     Ninety-Eighth (98th) calendar month through One Hundred-Ninth
          (109th) calendar month                             $40,176.02 per
month

     One Hundred-Tenth (110th) calendar month through One Hundred
          Twenty-First (121st) calendar month                $41,381.30 per
month